Exhibit 10.5

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You have been awarded an option to purchase Common Shares of Activision Blizzard, Inc. (the “Company”), as follows:

•	Your name:		[				]

•	Total number of Shares purchasable upon exercise of the Stock Option awarded:					[	]

•	Exercise Price: US$[					] per Share

•	Date of Grant:			[			]

•	Expiration Date:				[		]

•	Grant ID:	[					]

•                 Your Award of the Stock Option is governed by the terms and conditions set forth in:

•                 this Notice of Stock Option Award;

•                 the Stock Option Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                 the Company’s Amended and Restated 2008 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                 Schedule for Vesting1:  Except as otherwise provided under the Award Terms, the Stock Option awarded to you will vest and become exercisable as follows, provided you continuously serve as a member of the Board through the applicable vesting date:

Schedule for Vesting

Date of Vesting	No. of Shares Vesting at Vesting Date		Cumulative No. of Shares Vested at Vesting Date

First anniversary of [ ]	[	]	[	]
Second anniversary of [ ]	[	]	[	]
Third anniversary of [ ]	[	]	[	]
Fourth anniversary of [ ]	[	]	[	]
Fifth anniversary of [ ]	[	]	[	]

•                 The Stock Option is not intended to be an “incentive stock option,” as such term is defined in Section 422 of the Code.

1 Revise as needed to reflect the vesting terms of the grant.

•                 Please sign and return to the Company this Notice of Stock Option Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                 Please return the signed Notice of Stock Option Award to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

•                 By accepting the Award, you are deemed to be bound by the terms and conditions set forth in the Amended and Restated 2008 Incentive Plan, this Notice of Stock Option Award and the Award Terms.

You should retain the enclosed duplicate copy of this Notice of Stock Option Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

Humam Sakhnini
Chief Strategy & Talent Officer

Date:

ACCEPTED AND AGREED:

[Name of Holder]

Date:

2

EXHIBIT A

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

1.         Definitions.

(a)        For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” means the Company and its subsidiaries.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code, as interpreted by the Company (with such interpretation to be final, conclusive and binding for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Price” means the Exercise Price set forth on the Grant Notice.

“Exercise Rules and Regulations” means (i) the Securities Act or any comparable federal securities law and all applicable state securities laws, (ii) the requirements of any securities exchange, securities association, market system or quotation system on which Common Shares are then traded or quoted, (iii) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (iv) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.

“Expiration Date” means the Expiration Date set forth on the Grant Notice.

“Grant Notice” means the Notice of Stock Option Award to which these Award Terms are attached as Exhibit A.

“Holder” means the recipient of the Award named on the Grant Notice.

“Option” means the Stock Option to purchase Common Shares awarded to the Holder on the terms and conditions described in the Grant Notice and these Award Terms.

“Plan” means the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as amended from time to time.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Common Shares purchasable upon exercise of the Stock Option.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required under any applicable law to be withheld from amounts otherwise payable to the Holder.

(b)        Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.         Expiration.  The Stock Option shall expire on the Expiration Date and, after such expiration, shall no longer be exercisable.

3.         Vesting and Exercise.

(a)        Vesting Schedule.  Except as otherwise set forth in these Award Terms, the Stock Option shall vest, and thereupon become exercisable, in accordance with the “Schedule for Vesting” set forth on the Grant Notice.

(b)        Exercisable Only by the Holder.  Except as otherwise permitted under the Plan or Section 11 hereof, the Stock Option may be exercised during the Holder’s lifetime only by the Holder or, in the event of the Holder’s legal incapacity to do so, by the Holder’s guardian or legal representative acting on behalf of the Holder in a fiduciary capacity under court supervision and/or applicable law.

(c)        Procedure for Exercise.  The Stock Option may be exercised by the Holder as to all or any of the Shares as to which the Stock Option has vested (i) by following the procedures for exercise established by the Equity Account Administrator and posted on the Equity Account Administrator’s website from time to time or (ii) with the Company’s consent, by giving the Company written notice of exercise, in such form as may be prescribed by the Company from time to time, specifying the number of Shares to be purchased.

(d)       Payment of Exercise Price.  To be valid, any exercise of the Stock Option must be accompanied by full payment of the aggregate Exercise Price of the Shares being purchased.  The Company shall determine the method or methods the Holder may use to make such payment, which may include any of the following:  (i) by bank check or certified check or wire transfer of immediately available funds, (ii) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc., through the delivery of irrevocable written instructions, in a form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Stock Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Shares being purchased, (iii) by tendering previously owned shares (valued at their Market Value per Share as of the date of tender), (iv) through the withholding of Shares otherwise deliverable upon exercise, or (v) any combination of (i), (ii), (iii) or (iv) above or any other manner permitted pursuant to the Plan.

(e)        No Fractional Shares.  In no event may the Stock Option be exercised for a fraction of a Share.

(f)        No Adjustment for Dividends or Other Rights.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date as of which the issuance or transfer of Shares to the person entitled thereto has been evidenced on the books and records of the Company pursuant to clause (ii) of Section 3(g) hereof following exercise of the Stock Option.

(g)        Issuance and Delivery of Shares.  As soon as practicable (and, in any event, within 30 days) after the valid exercise of the Stock Option, the Company shall (i) effect the issuance or transfer of the Shares purchased upon such exercise, (ii) cause the issuance or transfer of such Shares to be evidenced on the books and records of the Company, and (iii) cause such Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Shares are subject to a legend as set forth in Section 14 hereof, the Company shall instead cause a certificate evidencing such Shares and bearing such legend to be delivered to the person entitled thereto.

(h)        Partial Exercise.  If the Stock Option shall have been exercised with respect to less than all of the Shares purchasable upon exercise of the Stock Option, the Company shall make a notation in its books and records to reflect the partial exercise of the Stock Option and the number of Shares that thereafter remain available for purchase upon exercise of the Stock Option.

4.         Termination of Service.

(a)        Cause.  Unless the Committee determines otherwise, in the event that the Holder’s service as a member of the Board is terminated for cause (as determined by the Board in its sole discretion), as of the date of such termination the Stock Option shall (i) cease to vest, if not then fully vested, (ii) no longer be exercisable, whether or not vested, and (iii) be immediately cancelled.

(b)        Death or Disability. Unless the Committee determines otherwise, in the event that the Holder dies while serving as a member of the Board or the Holder ceases to serve as a member of the Board due to his or her Disability, the Stock Option shall (i) immediately vest as of the date of the Holder’s death or the first date of the Holder’s Disability (as determined by the Committee), as the case may be, if not then fully vested and (ii) remain exercisable in accordance with these Award Terms until the earlier of (A) the first anniversary of the date of the Holder’s death or cessation of service, as the case may be, and (B) the Expiration Date, after which the Stock Option shall no longer be exercisable and shall be immediately cancelled.

(c)        Change of Control.  Unless the Committee determines otherwise, in the event that the Holder ceases to serve as a member of the Board pursuant to the terms of any business combination or similar transaction involving the Company, the Stock Option shall (i) immediately vest as of the date on which such transaction is consummated, if not then fully vested and (ii) remain exercisable in accordance with these Award Terms until the earlier of (A) the first anniversary of the date of the Holder’s cessation of service and (B) the Expiration Date, after which the Stock Option shall no longer be exercisable and shall be immediately cancelled.

(d)       Other.  Unless the Committee determines otherwise, in the event that the Holder’s ceases to serve as a member of the Board for any reason not addressed by Section 4(a), 4(b) or 4(c) hereof, the Stock Option shall (i) cease to vest as of the date of such cessation of service and (ii) to the extent vested as of the date of such cessation of service, be exercisable in accordance with these Award Terms until the earlier of (A) the first anniversary of the date of the Holder’s cessation of service and (B) the Expiration Date, after which the Stock Option shall no longer be exercisable and shall be immediately cancelled.  To the extent not vested as of the date of such termination of service, the Stock Option shall be immediately cancelled and shall no longer be exercisable.

5.         Tax Withholding.  The Company shall have the right to require the Holder to satisfy any Withholding Taxes resulting from the exercise (in whole or in part) of the Stock Option, the issuance or transfer of any Shares upon exercise of the Stock Option or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Company shall determine the method or methods the Holder may use to satisfy any Withholding Taxes contemplated by this Section 5, which may include any of the following:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc., through the delivery of irrevocable written instructions, in a form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Stock Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate amount of such Withholding Taxes; (c) by tendering previously owned shares (valued at their Market Value per Share as of the date of tender); (d) through the withholding of Shares otherwise deliverable upon exercise; or (e) by any combination of (a), (b), (c) or (d) above.  Notwithstanding anything to the contrary contained herein, any entity in the Company Group shall have the right to ensure that all Withholding Taxes contemplated by this Section 5 are satisfied by (i) withholding from any compensation paid to the Holder, (ii) withholding Shares otherwise then deliverable (in which case Grantee will be deemed to have been issued the full number of Shares purchased upon exercise of the Stock Option), and (iii) arranging for the sale, on the Holder’s behalf, of Shares otherwise then deliverable.  The Company shall have no obligation to deliver any Shares upon exercise of the Stock Option unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.         Deemed Agreement.  By accepting the Award, the Holder is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

7.         Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon exercise of the Stock Option such number of Common Shares as shall be required for issuance or delivery upon exercise thereof.

8.         Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of the Holder taken as a whole without the Holder’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9 hereof) affecting any entity in the Company Group or any of the Company’s other affiliates or the financial statements of any entity in the Company Group or any of the Company’s other affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A.

9.         Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 13 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of the Holder that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

10.       Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Stock Option may not be exercised, and the Stock Option and Shares purchasable upon exercise of the Stock Option may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with all Exercise Rules and Regulations.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, the Stock Option or Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  The Holder shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act relating to the Stock Option or Shares, to issue or transfer the Stock Option or Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or resale of the Stock Option or Shares under the Securities Act or any comparable federal securities law or applicable state securities law.

11.       Transferability.  Subject to the terms of the Plan and only with the Company’s consent, the Holder may transfer all or part of the Stock Option for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided further that the Holder will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.  Except as otherwise permitted under the Plan or this Section 11, the Stock Option shall not be transferable by the Holder other than by will or the laws of descent and distribution.

12.       Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)        The Holder is responsible for complying with (i) any federal, state and local taxation laws applicable to the Holder in connection with the Award and (ii) all Exercise Rules and Regulations.

(b)        The Award is subject to the terms and conditions of any policy requiring or permitting the Company to recover any gains realized by the Holder in connection with the Award.

13.       Section 409A.  As the Exercise Price is equal to the fair market value of a Share on the Date of Grant, payments contemplated with respect to the Award are intended to be exempt from Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (a) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (b) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on the Holder or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of the Holder, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 13 does not create an obligation on the part of the Committee or the Company to make any such modification, and in no event shall the Company be liable for the payment of or gross up in connection with any taxes, interest or penalties owed by the Holder pursuant to Section 409A.

14.       Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

15.       No Right to Continued Service.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon the Holder any right to continued service on the Board or derogate from any right of the Company or its stockholders remove the Holder from the Board at any time, with or without cause.

16.       No Rights as Stockholder.  No holder of the Stock Option shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth, in the Plan, the Grant Notice or these Award Terms.

17.       Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.       Venue and Governing Law.

(a)        For purposes of litigating any dispute that arises directly or indirectly from the Grant Notice or these Award Terms, the parties submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California or the federal courts of the United States for the Central District of California, regardless of where the grant of the Stock Option is made and/or to be performed.

(b)        To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

19.       Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holder and, to the extent applicable, the Holder’s permitted assigns under Section 3(b) hereof and the Holder’s estate or beneficiaries as determined by will or the laws of descent and distribution.

20.       Notices.

(a)        Any notice or other document which the Holder may be required or permitted to deliver to the Company pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time.  Notices shall be effective upon delivery.

(b)        Any notice or other document which the Company may be required or permitted to deliver to the Holder pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Holder at the address shown on the records of the Company, or such other address as the Holder by notice to the Company may designate in writing from time to time.  The Company may also, in its sole discretion, deliver any such document to the Holder electronically via an e-mail to the Holder at his or her Company-provided email address or through a notice delivered to such e-mail address that such document is available on a website established and maintained on behalf of the Company or a third party designated by the Company, including, without limitation, the Equity Account Administrator.  Notices shall be effective upon delivery.

21.       Conflict with Plan.  In the event of any conflict between the terms of the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

22.       Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Holder’s participation in the Plan, on the Stock Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to facilitate the administration of the Plan, and to require the Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23.       Waiver.  The Holder acknowledges that a waiver by the Company of a breach of any provision of these Award Terms shall not operate or be construed as a waiver of any other provision of these Award Terms, or of any subsequent breach by the Holder or any other holder of an equity award from the Company.